Exhibit 1.1

SiteOne Landscape Supply, Inc.

[●] Shares of Common Stock

Underwriting Agreement

[●], 2016

Goldman, Sachs & Co.

UBS Securities LLC

As Representatives of the several Underwriters

named in Schedule I hereto,

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

The stockholders of SiteOne Landscape Supply, Inc., a Delaware corporation (the “Company”), listed in Schedule II hereto (the “Selling Stockholders”) propose severally, subject to the terms and conditions stated herein, to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [●] shares (collectively, the “Firm Shares”) of Common Stock, par value $0.01 per share of the Company (the “Stock”). In addition, at the election of the Underwriters, the Selling Stockholders propose to sell to the Underwriters up to [●] additional shares of the Stock (collectively, the “Optional Shares”). The Firm Shares and the Optional Shares that the Underwriters may elect to purchase pursuant to Section 3 hereof are herein collectively called the “Shares.”

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) A registration statement on Form S-1 (File No. 333-214628) (the “Initial Registration Statement”) in respect of the Shares has been filed with the U.S. Securities and Exchange Commission (the “Commission”); the Initial

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Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, and the issuer free writing prospectuses, if any, filed pursuant to Section 7(a) hereof, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 7(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; the final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus dated on or after [●], 2016, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with any Selling Stockholder Information or any Underwriter Information (as defined in Section 2(f) and Section 11(c), respectively, hereof);

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(c) For the purposes of this underwriting agreement (the “Agreement”), the “Applicable Time” is [●] p.m. (New York City time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses, if any, and the other information listed on Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) or Schedule III(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with any Selling Stockholder Information or any Underwriter Information;

(d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery (as defined in Section 6(a) hereof), as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances under which they were made); provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with any Selling Stockholder Information or any Underwriter Information;

(e) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Pricing Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material change in (i) the capital stock of the Company or its subsidiaries or (ii) long-term debt of the Company and its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken together as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package;

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(f) The Company and its subsidiaries, collectively, have good title in fee simple to, or have valid rights to lease or otherwise use, all items of real property, and title to, or valid rights to lease or otherwise use, all personal property, which are material to the business of the Company and its subsidiaries, taken as a whole (collectively, the “Business”), free and clear of all liens, encumbrances, claims and title defects (collectively, “Liens”) that would reasonably be expected to have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), other than Liens granted or to be granted to lenders under or otherwise permitted by the agreements and instruments governing the existing indebtedness of the Company and its subsidiaries described in the Pricing Disclosure Package, as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part) and except as do not materially interfere with the use of such properties;

(g) Each of the Company and its subsidiaries listed on Schedule IV hereto (each, a “Designated Subsidiary”) (i) has been duly incorporated or organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization (to the extent the concept of good standing is applicable in the relevant jurisdiction), with power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) has been duly qualified as a foreign corporation, limited liability company or partnership for the transaction of business and is in good standing (if applicable) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of clauses (i) (solely with respect to Designated Subsidiaries) and (ii), where the failure to be so incorporated or organized or in good standing, or to be so qualified or to have such power or authority, would not reasonably be expected to have a Material Adverse Effect;

(h) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholders pursuant to this Agreement, have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; none of the outstanding shares of capital stock of the Company (including the Shares) were issued in violation of preemptive or other similar rights of any stockholder of the Company; and all of the issued shares of capital stock of each Designated Subsidiary that is a corporation have been duly and validly authorized and issued, are fully paid and non-assessable and, to the extent that a Designated Subsidiary is a partnership or a limited liability company, all of the issued equity interests of each such subsidiary of the Company have been duly and validly authorized and issued, and in each case, except as otherwise set forth in the Pricing Disclosure Package, are owned directly or indirectly by the Company, free and clear of all

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Liens other than the Liens granted under or otherwise permitted by the agreements and instruments governing the existing indebtedness of the Company and its subsidiaries as described in the Pricing Disclosure Package, as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part);

(i) There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Act pursuant to this Agreement, other than those rights that have been waived or rights which have been disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus;

(j) The sale of the Shares and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Designated Subsidiaries is a party or by which the Company or any of its Designated Subsidiaries is bound or to which any of the property or assets of the Company or any of its Designated Subsidiaries is subject, (ii) violate any provision of the certificate of incorporation, certificate of formation, limited liability company agreement, by-laws, limited partnership agreement or similar organizational document, of the Company, or its Designated Subsidiaries, or (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Designated Subsidiaries, except, in the case of clauses (i) and (iii), as would not reasonably be expected to have a Material Adverse Effect, in the case of each such clause, after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications, waivers and amendments as will have been obtained or made as of the First Time of Delivery (as defined in Section 6(a) hereof); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (A) for the registration under the Act of the Shares, (B) the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, (C) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, (D) as disclosed in the Pricing Disclosure Package, (E) such consents, approvals, authorizations, orders, registrations, qualifications, waivers, amendments or terminations as will have been obtained or made as of the First Time of Delivery, and (F) where the failure to obtain or make any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a Material Adverse Effect;

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(k) Neither the Company nor any of its Designated Subsidiaries is (i) in violation of its certificate of incorporation, certificate of limited partnership, certificate of formation, by-laws, limited partnership agreement or similar organizational document, as applicable or (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (ii) above, for any such violation or default that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(l) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Stock, and under the caption “Material U.S. Federal Tax Considerations for Non-U.S. Holders,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects;

(m) Other than as set forth in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is subject that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened by governmental authorities or by others;

(n) The Company is not an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(o) At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(p) The consolidated historical financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries, as of the dates indicated, and the results of its operations and the changes in its stockholders’ equity and cash flows for the periods specified (subject to the omission of footnotes and normal year-end audit and other adjustments, as to any unaudited financial statements of the Company); such consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis, subject to the limitations set out in the notes to the respective financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and any supporting schedules included in the Registration Statement present fairly the information required to be stated therein;

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(q) Deloitte & Touche, LLP (“D&T”), who has audited certain consolidated financial statements of the Company included in the Pricing Disclosure Package, has advised the Company that it is an independent registered public accounting firm with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board;

(r) The Company maintains a system of internal accounting controls that is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the interactive data in eXtensible Business Reporting Language filed as exhibits to the Registration Statement fairly present in all material respects the information required to be stated therein in accordance with the rules of the Commission and guidelines applicable thereto;

(s) Since the date of the latest audited financial statements included in the Pricing Disclosure Package, to the knowledge of the Company, there has been no change in the Company’s internal accounting controls that has materially adversely affected, or would reasonably be expected to materially adversely affect, the Company’s internal accounting controls;

(t) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective at a reasonable assurance level;

(u) This Agreement has been duly authorized, executed and delivered by the Company;

(v) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing; (iii) violated or is in violation of any

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provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”); or (iv) made any bribe, payoff, influence payment, kickback or other unlawful payment; and the Company has instituted a policy designed to promote and ensure compliance with the FCPA;

(w) The Company and its subsidiaries have not, nor, to the knowledge of the Company, has any director, officer or employee of the Company or any of its subsidiaries taken any action (including the participation of the Company and its subsidiaries in the offering of the Shares), directly or indirectly, that would result in a violation by such person of applicable anti-money laundering laws, including applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering (including the USA PATRIOT Act of 2001), rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is, to the knowledge of the Company, pending or threatened;

(x) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions (“Sanctions”) administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of comprehensive Sanctions (namely, Crimea, Cuba, Iran, North Korea, Sudan and Syria, each a “Sanctioned Country”);

(y) The Company and each of its subsidiaries collectively own, or have the valid and enforceable right to use, all United States patents, patent applications, trademarks, trademark applications, trade names, copyrights, technology, know-how and processes necessary for them to conduct the Business as currently conducted (the “Intellectual Property”), except for those the failure to own or have such valid and enforceable right to use would not be reasonably expected to have a Material Adverse Effect. Except as disclosed in the Pricing Disclosure Package, no claim by any person has been asserted or is pending against the Company or any of its subsidiaries challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor has the Company received notice of any such claim, and, to the knowledge of the Company, the use of such Intellectual Property by the Company and its subsidiaries does not infringe on the rights of any person, except for such claims and infringements which in the aggregate, would not be reasonably expected to have a Material Adverse Effect;

(z) The Company has filed or caused to be filed all United States federal income tax returns and all other material tax returns which are required to be filed or has requested extensions thereof and has paid (a) all taxes shown to be due and

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payable on such returns and (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of the Company). No tax lien has been filed, and no claim is being asserted, with respect to any such tax, fee or other charge, against the Company or any of its Designated Subsidiaries, except for liens or charges that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect;

(aa) (i) The Company and its subsidiaries collectively possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all federal, state and other governmental authorities, necessary to own or lease, as the case may be, and to operate their properties and to carry on the Business as set forth in the Pricing Disclosure Package (“Permits”), except as disclosed in the Pricing Disclosure Package or where the failure to possess, make or obtain such Permits (by possession, declaration or filing) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(bb) Except as disclosed in the Pricing Disclosure Package, there is no claim pending or, to the knowledge of the Company, threatened under any Environmental Law (as defined below) against the Company or its subsidiaries that would reasonably be expected to have a Material Adverse Effect. The term “Environmental Law” means any federal, local or foreign law, regulation, ordinance, order, judgment decree, permit or rule (including rule of common law) now in effect governing pollution, or actual or alleged exposure to, hazardous or toxic materials, substances or wastes, including but not limited to, asbestos or asbestos containing materials;

(cc) There is no strike or labor dispute, slowdown or work stoppage with the employees of the Company or any of its subsidiaries that is pending or, to the knowledge of the Company, threatened, except as would not reasonably be expected to have a Material Adverse Effect;

(dd) The Company and its subsidiaries collectively carry insurance (including self-insurance, if any) in such amounts and covering such risks as in the Company’s reasonable determination is adequate for the conduct of its business and the value of its properties, except where the failure to carry such insurance would not reasonably be expected to have a Material Adverse Effect;

(ee) Neither the Company nor any of its subsidiaries (x) currently sponsors, maintains, participates in, contributes to, has an obligation to contribute

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to, or has any liability or obligation, directly or indirectly, in respect of or (y) at any time in the past six years has sponsored, participated in, contributed to, had an obligation to contribute to or has had any liability or obligation, directly or indirectly, in respect of any (i) “pension plan” (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to the provisions of Section 302 and Title IV of ERISA and Section 412 of the Code or (ii) “multiemployer plan” (within the meaning of Section 3(37) of ERISA);

(ff) The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares; and

(gg) The Shares are listed on the New York Stock Exchange (the “Exchange”).

2. Each of the Selling Stockholders severally, and not jointly, represents and warrants to, and agrees with, the several Underwriters and the Company that:

(a) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder have been obtained, or will be obtained prior to the First Time of Delivery; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder, except for such consents, approvals, authorizations and orders as would not impair in any material respect the consummation of such Selling Stockholder’s obligations hereunder;

(b) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (ii) violate the provisions of any organizational or similar documents pursuant to which such Selling Stockholder was formed or is bound or (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder, except in the case of clause (i) or clause (iii), for such conflicts, breaches, violations or defaults as would not impair in any material respect the consummation of such Selling Stockholder’s obligations hereunder and thereunder;

(c) Immediately prior to each Time of Delivery such Selling Stockholder will be the beneficial or record holder of the Shares to be sold by such Selling

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Stockholder hereunder with full dispositive power thereover, and holds, and will hold, such Shares free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, assuming that the Underwriters have no notice of any adverse claims (within the meaning of Section 8-105 of the New York Uniform Commercial Code as in effect in the State of New York from time to time (the “UCC”)) to such Shares, each Underwriter will acquire a valid security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Shares purchased by such Underwriter, and no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on an adverse claim (within the meaning of Section 8-105 of the UCC) to such security entitlement may be asserted against such Underwriter;

(d) On or prior to the date of the Pricing Prospectus, each Selling Stockholder listed on Schedule V hereto has executed and delivered to the Underwriters an agreement substantially in the form of Annex II hereto;

(e) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any equity security, or any securities convertible into, or exchangeable for, or that represent a right to receive an equity security or any equity-linked securities of the Company to facilitate the sale or resale of the Shares;

(f) To the extent, but only to the extent, that any statements made in the Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information relating to such Selling Stockholder furnished to the Company by such Selling Stockholder expressly for use therein in preparation of the answers to Items 7 and 11(m) of Form S-1, which information with respect to each Selling Stockholder shall consist of the name of such Selling Stockholder, the number of offered shares of Stock and the address and other information with respect to the Selling Stockholder included in the “Principal and Selling Stockholders” section of the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus (the “Selling Stockholder Information”), the Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus do not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, and any Issuer Free Writing Prospectus, in light of the circumstances under which they were made); and

(g) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling

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Stockholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

3. Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase at a purchase price per share of $[●] from each Selling Stockholder the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholders collectively, at the purchase price per share set forth in clause (a) of this Section 3, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

4. The Selling Stockholders hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to [●] Optional Shares, pro rata between the Selling Stockholders in proportion to the number of Firm Shares being sold by each Selling Stockholder, at the purchase price per share set forth in the paragraph above. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Selling Stockholders, with copies to, in the case of CD&R Landscapes Holdings, L.P. (the “CD&R Stockholder”), Debevoise & Plimpton LLP and, in the case of Deere & Company (“Deere”), Skadden, Arps, Slate, Meagher & Flom LLP, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery or, unless you and the Selling Stockholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

5. Upon the authorization by the Selling Stockholders of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

6. (a) The Shares to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Representatives, through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the respective

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accounts specified by each of the Selling Stockholders to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on [●], 2016 or such other time and date as the Representatives and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 10 hereof, including the cross-receipt for the Shares and any additional documents requested by the Representatives pursuant to Section 10(o) and Section 10(q) hereof, will be delivered at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022 (the “Closing Location”), and the Shares will be delivered through the book-entry facilities of DTC at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 6, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

7. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form reasonably approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery without your consent which shall not be unreasonably withheld; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing

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of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prior to 10:00 a.m., New York City time, on the second New York Business Day following the date of this Agreement and from time to time, to furnish the Underwriters with physical and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many physical and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many physical and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

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(e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than (A) the Shares to be sold by the Selling Stockholders hereunder, (B) any shares of Stock issued by the Company upon the exercise of an option, warrant, the settlement of any deferred stock unit or vesting or settlement of any restricted stock unit or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, Pricing Disclosure Package or the Prospectus, (C) any shares of Stock issued or options to purchase Common Stock or restricted stock units or deferred stock units granted pursuant to employee benefit or compensation plans of the Company referred to in the Registration Statement, Pricing Disclosure Package or the Prospectus, (D) any shares of Stock, restricted stock units, deferred stock units or other Stock-based awards issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, Pricing Disclosure Package or the Prospectus, (E) the filing of any registration statement on Form S-8, or (F) the entry into an agreement providing for the issuance of Stock or any securities convertible into or exercisable for Stock, and the issuance of any such securities pursuant to such an agreement, in connection with (i) the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or entity, including pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, or (ii) joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement; provided that the aggregate number of shares issued or issuable pursuant to this clause (F) does not exceed 10% of the outstanding shares of Stock and prior to any such issuance each recipient of any such securities shall have executed and delivered to the Representatives an agreement substantially in the form of Annex II hereto), without having received a prior written waiver from Goldman, Sachs & Co. and UBS Securities LLC (the “Lock-Up Waiver Requirement”);

(f) To use its reasonable best efforts to maintain the listing of the Shares on the Exchange; and

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(g) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (17 CFR 202.3a).

8. (a) The Company represents and agrees that, without the prior consent of the Representatives, which shall not be unreasonably withheld, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder, severally and not jointly, represents and agrees that, without the prior written consent of the Company and the Representatives, it has not made and it will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) and Schedule III(b) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give notice thereof as soon as reasonably practicable to the Representatives and, if reasonably requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

9. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses of the Company in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing

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or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) fees and expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 7(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey, which fees and disbursements of counsel for the Underwriters, taken together with any fees and disbursements of such counsel pursuant to clause (iv) of this Section, shall not exceed $25,000; (iv) the filing fees incident to any required review by FINRA of the terms of the sale of the Shares and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith, which fees and disbursements of counsel for the Underwriters, taken together with any fees and disbursements of such counsel pursuant to clause (iii) of this Section, shall not exceed $25,000; (v) the cost of preparing stock certificates, if applicable; (vi) the cost and charges of any transfer agent or registrar; (vii) the travel expenses incurred by or on behalf of representatives of the Company in connection with attending or hosting meetings with prospective purchasers of the Stock, and expenses associated with any electronic road show (it being understood that the Underwriters, collectively, shall bear one-half of the costs associated with any chartered aircraft); (viii) all expenses (except underwriter discounts and commissions) incident to the sale and delivery of the Shares to be sold by the Selling Stockholders to the Underwriters hereunder; (ix) any fees and expenses of counsel for the Selling Stockholders; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Except as otherwise set forth in clause (viii) of the immediately preceding sentence, each of the Selling Stockholders, severally and not jointly, covenants that it will pay or cause to be paid all taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder; provided that UBS Securities LLC agrees to pay New York State stock transfer tax, and the Company agrees to reimburse UBS Securities LLC for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholders may make for the sharing of such costs and expenses. It is understood, however, that except as provided in this Section, and Sections 11 and 14 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

10. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct (except to the extent such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), the condition that the Company and the Selling Stockholders shall have performed all of its and their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section

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7(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to you its written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you;

(c) Debevoise & Plimpton LLP, counsel for the Company, shall have furnished to you its written opinion and negative assurance letter, substantially in the forms set forth in Annex I-A and Annex I-B hereto, each dated such Time of Delivery;

(d) Briley Brisendine, General Counsel for the Company, shall have furnished to you a certificate, substantially in the form set forth in Annex I-C hereto, dated such Time of Delivery;

(e) Debevoise & Plimpton LLP, counsel for the CD&R Selling Stockholder, shall have furnished to you its written opinion with respect to matters of New York law, substantially in the form set forth in Annex I-D hereto, dated such Time of Delivery;

(f) Maples and Calder, Cayman Islands counsel for the CD&R Selling Stockholder, shall have furnished to you its written opinion with respect to matters of Cayman Islands law, substantially in the form set forth in Annex I-E hereto, dated such Time of Delivery;

(g) Each of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for Deere, and Mary K.W. Jones, General Counsel for Deere, shall have furnished to you its and her written opinion, substantially in the form set forth in Annex I-F-1 and Annex I-F-2 hereto, respectively, dated such Time of Delivery;

(h) On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, D&T shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you and in accordance with professional auditing standards;

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(i) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company and its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken together as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded any debt securities of the Company by any “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of the Company;

(k) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on, or by, as the case may be, any of the Exchange, or The NASDAQ Global Select Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(l) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(m) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each executive officer, director and stockholder of the Company listed on Schedule V hereto, substantially to the effect set forth in Annex II hereto in form and substance satisfactory to you;

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(n) The Company shall have complied with the provisions of Section 7(c) hereof with respect to the furnishing of prospectuses on the second New York Business Day following the date of this Agreement;

(o) The Company shall have furnished or caused to be furnished to the Underwriters at such Time of Delivery certificates of officers of the Company satisfactory to the Underwriters as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as the Underwriters may reasonably request as to the matters set forth in subsections (a) and (i) of this Section 10; and

(p) The Selling Stockholders shall have furnished or caused to be furnished to the Underwriters at the Time of Delivery certificates of officers of the Selling Stockholders, satisfactory to the Underwriters, as to the accuracy of the representations and warranties of the Selling Stockholders herein at and as of the Time of Delivery, as to the performance by the Selling Stockholders of all of their obligations hereunder to be performed at or prior to the Time of Delivery and as to such other matters as the Underwriters may reasonably request.

11. (a) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and their respective officers, directors, employees and selling agents (including any affiliate of an Underwriter involved on behalf of the Underwriter in the distribution process for the Stock) against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” (in the case of either an Issuer Free Writing Prospectus or such “issuer information,” taken together with the Pricing Prospectus) filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, and any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to any Underwriter in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or

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omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein and the Selling Stockholder Information.

(b) Each Selling Stockholder, severally and not jointly, will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and their respective officers, directors, employees and selling agents (including any affiliate of an Underwriter involved on behalf of the Underwriter in the distribution process for the Stock) against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus (taken together with the Pricing Disclosure Package), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any such amendment or supplement in reliance upon and in conformity with Selling Stockholder Information relating to such Selling Stockholder; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; provided, further, that the liability of a Selling Stockholder pursuant to this subsection (b) shall not exceed the product of (i) the number of Shares sold by such Selling Stockholder and (ii) the per share net proceeds to the Selling Stockholder as set forth in the Pricing Prospectus.

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each Selling Stockholder and each person, if any, who controls the Company or such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and their respective officers, directors and employees against any losses, claims, damages or liabilities to which the Company or such Selling

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Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus (taken together with the Pricing Disclosure Package), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, and any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. The Company and each of the Selling Stockholders acknowledge that the following statements constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus (the “Underwriter Information”): the names of the Underwriters and the statements in the fourth, seventh, twelveth, thirteenth, fourteenth and fifteenth paragraphs under the heading “Underwriting” contained in the Pricing Prospectus.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 11 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability hereunder to the extent it is not materially prejudiced (through the forfeiture of substantive rights and defenses) as a result thereof and in any event shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

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To the extent that an indemnifying party does not assume the defense of any such action, it is understood that the indemnifying party or parties shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties (except to the extent that local counsel (in addition to any regular counsel) is required to effectively defend against any such action or proceeding); provided that the fees and expenses of such separate firm of attorneys and any local counsel shall be reasonably incurred. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement of any action effected without its prior written consent.

(e) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by

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pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint; provided, further, that the liability of a Selling Stockholder pursuant to this subsection (e) shall not exceed the product of (i) the number of Shares sold by such Selling Stockholder and (ii) the per share net proceeds to the Selling Stockholder as set forth in the Pricing Prospectus.

(f) The obligations of the Company and the Selling Stockholders under this Section 11 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 11 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

12. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company or the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you, the Company or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

24

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or any Selling Stockholder, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 9 hereof and the indemnity and contribution agreements in Section 11 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

13. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any of the Selling Stockholders and shall survive delivery of and payment for the Shares.

14. If this Agreement shall be terminated pursuant to Section 12 hereof, neither the Company nor any Selling Stockholder shall be under any liability to any Underwriter except as provided in Sections 9 and 11 hereof; but, if for any other reason any Shares are not delivered by or on behalf of any Selling Stockholder as provided herein, (x) the Company or (y) if such failure to deliver any Shares arises from the breach of a

25

representation, warranty or covenant by any Selling Stockholder, such Selling Stockholder or Stockholders pro rata (based on the number of Shares to be sold by such Selling Stockholder or Selling Stockholders hereunder) will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but neither the Company nor any Selling Stockholder shall then be under any further liability to any Underwriter except as provided in Sections 9 and 11 hereof.

15. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to you as the Representatives in care of Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department, and UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate (fax: (212) 713-3371); if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Doug Black (fax: (470) 277-7480); if to any Selling Stockholder shall be delivered or sent by mail or facsimile transmission to counsel for such Selling Stockholder at its address as set forth in Schedule II hereto; and if to any stockholder that has delivered a lock-up letter described in Section 10(m) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule V hereto or such other address as such stockholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 11(d) hereof shall be delivered or sent by mail facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, which address will be supplied to the Company and the Selling Stockholders by you on request; provided, further, that notices under subsection 7(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to you as Representatives at the addresses above. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

16. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 11 and 13 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

26

17. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18. Each of the Company and the Selling Stockholders acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

19. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

20. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

21. The Company, each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

27

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company, the Selling Stockholders and the Representatives plus one for each counsel, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, each of the Selling Stockholders and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

[Remainder of page intentionally left blank]

28

Very truly yours,

SiteOne Landscape Supply, Inc.

By:
Name:
Title:

[Signature Page to the Underwriting Agreement]

CD&R LANDSCAPES HOLDINGS, L.P.

By:	CD&R Associates VIII, Ltd., its general partner

By:
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer and Assistant Secretary

[Signature Page to the Underwriting Agreement]

DEERE & COMPANY

By:
Name:
Title:

[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof

Goldman, Sachs & Co.

By:
Name:
Title:

UBS Securities LLC

By:
Name:
Title:

Name:
Title:

For themselves and on behalf of the several Underwriters listed on Schedule I hereto

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares to Be Sold By Selling Stockholders	Total Number of Firm Shares to be Purchased	Number of Optional Shares to Be Sold By Selling Stockholders	Total Number of Optional Shares to be Purchased

Goldman, Sachs & Co.	[●]	[●]	[●]	[●]

UBS Securities LLC	[●]	[●]	[●]	[●]

Robert W. Baird & Co. Incorporated	[●]	[●]	[●]	[●]

Barclays Capital Inc.	[●]	[●]	[●]	[●]

RBC Capital Markets, LLC	[●]	[●]	[●]	[●]

William Blair & Company, L.L.C.	[●]	[●]	[●]	[●]

SunTrust Robinson Humphrey, Inc.	[●]	[●]	[●]	[●]

ING Financial Markets LLC	[●]	[●]	[●]	[●]

HSBC Securities (USA) Inc.	[●]	[●]	[●]	[●]

Natixis Securities Americas LLC	[●]	[●]	[●]	[●]

SMBC Nikko Securities America, Inc.	[●]	[●]	[●]	[●]

Mischler Financial Group, Inc.	[●]	[●]	[●]	[●]

Total	[●]	[●]	[●]	[●]

Schedule I-1

SCHEDULE II

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised

CD&R Landscapes Holdings, L.P. c/o Maples Corporate Services Limited PO Box 309 Ugland House, South Church Street George Town Grand Cayman, KY1-1104 Cayman Islands	[●]	[●]

Deere & Company One John Deere Place Moline, Illinois 61265	[●]	[●]

Schedule II-1

SCHEDULE III

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

[None]

(b)	Issuer Free Writing Prospectuses and other information other than the Pricing Prospectus that comprises the Pricing Disclosure Package:

Public offering price per share for the Shares is $[●].

The number of Firm Shares is [●].

The number of Optional Shares is [●].

The First Time of Delivery is [●], 2016.

Schedule III-1

SCHEDULE IV

SiteOne Landscape Supply Midco, Inc.

SiteOne Landscape Supply Bidco, Inc.

SiteOne Landscape Supply Holding, LLC

SiteOne Landscape Supply, LLC

Schedule IV-1

SCHEDULE V

Directors, Officers, and Stockholders Subject to Lock-Up

CD&R Landscapes Holdings, L.P.

Deere & Company

Paul S. Pressler

William W. Douglas, III

Kenneth A. Giuriceo

Jeri L. Isbell

John Lagemann

Wes Robinson

David H. Wasserman

Jack L. Wyszomierski

Doug Black

John Guthrie

Pascal Convers

Ross Anker

Briley Brisendine

Joseph Ketter

Schedule V-1

ANNEX I-A

FORM OF OPINION OF

COUNSEL FOR THE COMPANY

[●], 2016

Goldman, Sachs & Co.

UBS Securities LLC

As Representatives of the several Underwriters

named in Schedule I to the Underwriting Agreement

c/o	Goldman, Sachs & Co.
200 West Street
New York, New York 10282

c/o	UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

SiteOne Landscape Supply, Inc.

Ladies and Gentlemen:

We have acted as special New York counsel to SiteOne Landscape Supply, Inc., a Delaware corporation (the “Company”), in connection with the sale today by CD&R Landscapes Holdings, L.P. and Deere & Company (together, the “Selling Stockholders”) of [●] shares (the “Firm Shares”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), pursuant to the Underwriting Agreement, dated [●], 2016 (the “Underwriting Agreement”), among the Company, you, as representatives of the several underwriters, the other underwriters named therein (you and such other underwriters, collectively, the “Underwriters”), and the Selling Stockholders. [The Underwriters have exercised their option to purchase from the Selling Stockholders [●] additional shares of Common Stock pursuant to Section 4 of the Underwriting Agreement (together with the Firm Shares, the “Shares”).] We are delivering this letter to you pursuant to Section 10(c) of the Underwriting Agreement.

As used herein, the following terms shall have the following meanings: The term “DGCL” means the General Corporation Law of the State of Delaware, as currently in effect. The term “Material Adverse Effect” means a material adverse effect on the business, operations, property or financial condition of the Company and its subsidiaries taken as a whole. The term “1940 Act” means the Investment Company Act of 1940, as

Annex I-A-1

To the Addressees Listed on Page One	2	[●], 2016

amended. The term “Prospectus” means the prospectus, dated [●], 2016, relating to the Company’s registration statement on Form S-1 (Registration No. 333-[●]), as amended, in the form filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The term “Preliminary Prospectus” means the preliminary prospectus, dated [●], 2016, relating to such registration statement on Form S-1.

In rendering the opinions expressed below, (a) we have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Company and its subsidiaries and such other instruments and certificates of public officials, officers and representatives of the Company and its subsidiaries and other persons as we have deemed necessary or appropriate for the purposes of this opinion, (b) we have examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Company and its subsidiaries and other persons delivered to us and the representations and warranties contained in or made pursuant to the Underwriting Agreement and (c) we have made such investigations of law as we have deemed necessary or appropriate as a basis for this opinion. In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies and (iv) the legal capacity of all natural persons executing documents.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:

1. The Company (a) is validly existing and in good standing under the laws of the State of Delaware and (b) has the corporate power and authority to conduct its business as described in the Prospectus.

2. The Company has the corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement.

3. The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of the Company.

4. The authorized capital stock of the Company is as stated in the Prospectus under the heading “Description of Capital Stock—General.”

5. The Shares being sold by the Selling Stockholders to the Underwriters today have been duly authorized and validly issued and are fully paid and non-assessable.

Annex I-A-2

To the Addressees Listed on Page One	3	[●], 2016

6. Except for (1) any consents, authorizations, approvals, notices and filings that have been obtained or made and are in full force and effect and (2) those consents, authorizations, approvals, notices and filings that, individually or in the aggregate, if not made, obtained or done would not to our knowledge have a Material Adverse Effect, no consent or authorization of, approval by, notice to or filing with any United States Federal, New York State or (insofar as the DGCL is concerned) Delaware governmental authority is required under United States Federal or New York State law or the DGCL to be obtained or made on or prior to the date hereof by the Company in connection with its execution and delivery of, and performance by the Company of its obligations in accordance with the terms of, the Underwriting Agreement; provided that we express no opinion in this paragraph 6 with respect to United States Federal or state securities laws.

7. The execution and delivery by the Company of the Underwriting Agreement did not, and the performance by the Company of its obligations in accordance with the terms of the Underwriting Agreement will not, violate (a) any provision of the certificate of incorporation or the by-laws of the Company, (b) any existing United States Federal or New York State law, rule or regulation known by us to be applicable to the Company or the DGCL or (c) any contract listed in Schedule A hereto to which the Company is a party; except, in the case of clauses (b) and (c), for such violations that to our knowledge would not have a Material Adverse Effect; provided that we express no opinion in this paragraph 7 with respect to United States Federal or state securities laws.

8. The Company is not required to be registered as an “investment company” (as defined in the 1940 Act) under the 1940 Act.

9. The statements in the Preliminary Prospectus and the Prospectus under the heading “Description of Capital Stock—Common Stock,” insofar as such statements purport to summarize certain terms of the Common Stock, are accurate in all material respects.

10. Subject to the assumptions, qualifications and limitations set forth in the Preliminary Prospectus and the Prospectus, the statements of United States Federal income tax law under the heading “Material U.S. Federal Tax Considerations for Non-U.S. Holders” in the Preliminary Prospectus and the Prospectus are accurate in all material respects.

In rendering the opinion set forth in paragraph 5, we have assumed that the consideration required by the resolutions of the board of directors of the Company authorizing the issuance of the Shares being sold by the Selling Stockholders to the Underwriters today was received in full by the Company.

The opinions set forth in paragraphs 6 and 7 above as to the performance by the Company of its specified obligations in accordance with the terms of the Underwriting

Annex I-A-3

To the Addressees Listed on Page One	4	[●], 2016

Agreement are based solely upon the facts and circumstances as they exist on the date hereof and are rendered as if the Company had performed such obligations on the date hereof.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the DGCL and the Federal laws of the United States of America, as currently in effect, in each case that in our experience are generally applicable to transactions of the type contemplated by the Underwriting Agreement without regard to the particular nature of the business conducted by the Company.

The opinions expressed herein are solely for your benefit and, without our prior written consent, neither our opinions nor this opinion letter may be disclosed publicly to or relied upon by any other person. This opinion letter is limited to, and no opinion is implied or may be inferred beyond, the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, changes in law, or other events or developments that hereafter may occur or be brought to our attention and that may alter, affect or modify the opinions expressed herein.

Very truly yours,

Annex I-A-4

Schedule A

1.	Amended and Restated Stockholders Agreement, dated as of May 12, 2016, by and among SiteOne Landscape Supply, Inc., Deere & Company and CD&R Landscapes Holdings, L.P.

2.	Registration Rights Agreement, dated as of December 23, 2013, by and among SiteOne Landscape Supply, Inc., CD&R Landscapes Holdings, L.P. and Deere & Company, as amended and supplemented by the Registration Rights Waiver Agreement, dated as of October 7, 2015, by and among SiteOne Landscape Supply, Inc., CD&R Landscapes Holdings, L.P. and Deere & Company.

Annex I-A-5

ANNEX I-B

FORM OF NEGATIVE ASSURANCE LETTER

OF COUNSEL FOR THE COMPANY

[●], 2016

Goldman, Sachs & Co.

UBS Securities LLC

As Representatives of the several Underwriters

named in Schedule I to the Underwriting Agreement

c/o	Goldman, Sachs & Co.
200 West Street
New York, New York 10282

c/o	UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

SiteOne Landscape Supply, Inc.

Ladies and Gentlemen:

We have acted as special New York counsel to SiteOne Landscape Supply, Inc., a Delaware corporation (the “Company”), in connection with the sale today by CD&R Landscapes Holdings, L.P. and Deere & Company (together, the “Selling Stockholders”) of [●] shares (the “Firm Shares”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), pursuant to the Underwriting Agreement, dated [●], 2016 (the “Underwriting Agreement”), among the Company, you, as representatives of the several underwriters, the other underwriters named therein (you and such other underwriters, collectively, the “Underwriters”), and the Selling Stockholders. [The Underwriters have exercised their option to purchase from the Selling Stockholders [●] additional shares of Common Stock pursuant to Section 4 of the Underwriting Agreement (together with the Firm Shares, the “Shares”).] We are delivering this letter to you pursuant to Section 10(c) of the Underwriting Agreement.

In so acting, we have reviewed the registration statement on Form S-1 (Registration No. 333-[●]), as amended, of the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “1933 Act”), the Time of Sale Information (as defined below) and the prospectus, dated [●], 2016 (the “Prospectus”), relating to the Shares, in the form filed with the SEC pursuant to Rule 424(b) under the 1933 Act. As used herein, the term “Registration Statement” means such registration statement, as amended, on the date such registration statement was declared effective (the “Effective Date”),

Annex I-B-1

To the Addressees Listed on Page One	2	[●], 2016

including the information deemed to be a part of such registration statement as of the time it was declared effective pursuant to Rule 430A under the 1933 Act. The term “Preliminary Prospectus” means the preliminary prospectus, dated [●], 2016, relating to the Shares, filed as part of the Registration Statement. The term “Time of Sale Information” means, collectively, the Preliminary Prospectus and the information set forth on Schedule III of the Underwriting Agreement.

We have reviewed and discussed the contents of the Registration Statement, the Time of Sale Information and the Prospectus with certain officers and employees of the Company, its internal counsel, representatives of the Underwriters, Underwriters’ counsel and representatives of the Company’s independent accountants. Other than to the limited extent set forth in paragraphs 9 and 10 of our opinion letter, dated the date hereof, addressed to the Underwriters, we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of, the statements contained in the Registration Statement, the Time of Sale Information or the Prospectus and have made no independent check or verification thereof.

On the basis of the foregoing, we advise you as follows:

(i) The Registration Statement, as of the Effective Date, and the Prospectus, as of its date, appeared to us on their face to be appropriately responsive in all material respects to the requirements as to form of the 1933 Act and the applicable rules and regulations of the SEC thereunder, except that we express no view as to (a) the financial statements, the related notes and schedules, and other financial and accounting data or information contained in or omitted from the Registration Statement or the Prospectus or (b) Regulation S-T.

(ii) No facts have come to our attention that have caused us to believe that (a) the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) the Time of Sale Information, as of [●] p.m. New York City time on [●], 2016, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (c) the Prospectus, as of the date of the Prospectus and as of the date and time of the delivery of this letter, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that in each case we express no belief as to the financial statements, the related notes and schedules, and other financial and accounting data or information contained in or omitted from the Registration Statement, the Time of Sale Information or the Prospectus.

(iii) Based exclusively on our review of the SEC’s Internet site page of stop orders at http://www.sec.gov/litigation/stoporders.shtml and the notice of effectiveness of the Registration Statement posted on the SEC’s EDGAR database, the Registration Statement has become effective under the 1933 Act and, to our knowledge, no stop order

Annex I-B-2

To the Addressees Listed on Page One	3	[●], 2016

suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for such purpose are pending before the SEC.

This letter is solely for your benefit and, without our prior written consent, neither our beliefs nor this letter may be disclosed to or relied upon by any other person. This letter is limited to the matters stated herein and no views are implied or may be inferred beyond the matters expressly stated herein. The beliefs expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, changes in law or other events or developments that hereafter may occur or be brought to our attention and that may alter, affect or modify the beliefs expressed herein.

Very truly yours,

Annex I-B-3

ANNEX I-C

FORM OF GENERAL COUNSEL CERTIFICATE

SITEONE LANDSCAPE SUPPLY, INC.

GENERAL COUNSEL CERTIFICATE

This certificate is being delivered pursuant to Section 10(d) of the Underwriting Agreement, dated [            ], 2016 (the “Underwriting Agreement”), among SiteOne Landscape Supply, Inc. (the “Company”), Goldman, Sachs & Co. and UBS Securities LLC, as representatives of the several underwriters named therein, and the stockholders of the Company named in Schedule II to such agreement (the “Selling Stockholders”), relating to the sale today by the Selling Stockholders of [            ] shares of the Company’s Common Stock, par value $0.01 per share. Capitalized terms not defined herein shall have the meaning assigned thereto in the Underwriting Agreement.

I, Briley Brisendine, solely in my capacity as General Counsel of the Company, hereby certify on behalf of the Company that, to my knowledge, except as referenced in each of the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any Designated Subsidiary is a party or to which any property of the Company or any of the Designated Subsidiaries is the subject that would reasonably be expected to have a Material Adverse Effect.

The views expressed in this certificate are rendered only as of the date hereof, and I assume no responsibility to advise you of facts, circumstances, changes in law, or other events or developments that hereafter may occur or be brought to my attention and may alter, affect or modify the views expressed herein.

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ANNEX I-D

FORM OF OPINION OF

U.S. COUNSEL FOR THE CD&R STOCKHOLDER

[●], 2016

Goldman, Sachs & Co.

UBS Securities LLC

As Representatives of the several Underwriters

named in Schedule I to the Underwriting Agreement

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

SiteOne Landscape Supply, Inc.

Ladies and Gentlemen:

We have acted as special New York counsel to CD&R Landscapes Holdings, L.P., a Cayman Islands exempted limited partnership (the “CD&R Selling Stockholder”), in connection with the sale by the CD&R Selling Stockholder today of [] shares (the “Firm Shares”) of the Common Stock, par value $0.01 per share (the “Common Stock”), of SiteOne Landscape Supply, Inc. (the “Company”), pursuant to the Underwriting Agreement, dated [●], 2016 (the “Underwriting Agreement”), among the Company, you, as representatives of the several underwriters, the other underwriters named therein (you and such other underwriters, collectively, the “Underwriters”), and the CD&R Selling Stockholder and Deere & Company (together, the “Selling Stockholders”). [The Underwriters have exercised their option to purchase from the CD&R Selling Stockholder [●] additional shares of Common Stock pursuant to Section 4 of the Underwriting Agreement (together with the Firm Shares, the “Shares”).] We are delivering this letter to you pursuant to Section 10(e) of the Underwriting Agreement.

As used herein, the following terms shall have the following meanings: The term “Applicable Laws” means the Federal laws of the United States and the laws of the State of New York, as currently in effect, that in our experience are normally applicable to transactions of the type contemplated by the Underwriting Agreement (other than United States Federal or state securities laws, antifraud laws, fraudulent conveyance or transfer laws and tax laws) without regard to the particular nature of the business conducted by the CD&R Selling Stockholder, and without our having made any review, search or investigation as to the applicability of any specific law, rule or regulation applicable to the CD&R Selling Stockholder. “Governmental Approval” means any consent or authorization of, approval by, notice to or filing with, any

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To the Addressees Listed on Page One	2	[●], 2016

United States Federal or New York State court or governmental authority having jurisdiction over the CD&R Selling Stockholder under any Applicable Law to be obtained or made by the CD&R Selling Stockholder pursuant to any Applicable Law, other than those consents, authorizations, approvals, notices and filings that, if not made, obtained or done, would not to our knowledge have a Material Adverse Effect. “Material Adverse Effect” means a material adverse effect on the ability of the CD&R Selling Stockholder to perform its obligations under the Underwriting Agreement. “UCC” means the Uniform Commercial Code as in effect in the State of New York on the date hereof.

In rendering the opinions expressed below, we have (a) examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the CD&R Selling Stockholder and such other instruments and certificates of public officials, officers and representatives of the CD&R Selling Stockholder and others as we have deemed necessary or appropriate for the purposes of such opinions, (b) examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the CD&R Selling Stockholder and others delivered to us and the representations and warranties contained in or made pursuant to the Underwriting Agreement and (c) made such investigations of law as we have deemed necessary or appropriate as a basis for such opinions. In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies, (iv) the legal capacity of all natural persons executing documents, (v) the power and authority of all parties to enter into and perform their respective obligations under the Underwriting Agreement, (vi) except to the extent expressly set forth in paragraph 1 below, the due authorization, execution and delivery of the Underwriting Agreement by all parties thereto and the validity and binding effect thereof on such parties, (vii) that all parties to the Underwriting Agreement are duly organized and are validly existing in good standing under the laws of their respective jurisdictions of organization, if applicable, and that all parties to the Underwriting Agreement have complied with all aspects of applicable laws of all jurisdictions in connection with the transactions contemplated by the Underwriting Agreement, (viii) the enforceability of the Underwriting Agreement against all respective parties thereto and (ix) that the jurisdiction of The Depository Trust Company, as securities intermediary (“DTC”), for purposes of Article 8 of the UCC, is the State of New York.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:

1. The Underwriting Agreement has been duly executed and delivered by or on behalf of the CD&R Selling Stockholder to the extent (if any) that execution and delivery thereof by or on behalf of the CD&R Selling Stockholder is governed by the laws of the State of New York.

2. The execution and delivery by the CD&R Selling Stockholder of the Underwriting Agreement did not, and the sale today by the CD&R Selling Stockholder of the Shares in accordance with the terms of the Underwriting

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To the Addressees Listed on Page One	3	[●], 2016

Agreement will not, violate any Applicable Law known by us to be applicable to the CD&R Selling Stockholder, except for such violations that would not to our knowledge have a Material Adverse Effect.

3. No Governmental Approval is required to be obtained or made on or prior to the date hereof by the CD&R Selling Stockholder for the execution and delivery by the CD&R Selling Stockholder of the Underwriting Agreement or the sale today by the CD&R Selling Stockholder of the Shares in accordance with the terms of the Underwriting Agreement.

4. Assuming that each Underwriter acquires its interest in the shares of Common Stock it has purchased today from each of the Selling Stockholders without notice (within the meaning of Section 8-105 of the UCC) of an adverse claim (as defined in Section 8-102(a)(1) of the UCC) to such shares of Common Stock, and each Underwriter has purchased such shares of Common Stock delivered on the date hereof to DTC by making payment therefor as provided in the Underwriting Agreement and has had such shares of Common Stock credited to the securities account or securities accounts of such Underwriter maintained with DTC in accordance with Section 8-501 of the UCC, then such Underwriter will have acquired a security entitlement (as defined in Section 8-102(a)(17) of the UCC) to such shares of Common Stock purchased by such Underwriter, and no action based on an adverse claim (as defined in Section 8-102(a)(1) of the UCC) may be asserted against such Underwriter with respect to such security entitlement. The opinions expressed in this paragraph 4 are limited to the effect of Article 8 of the UCC.

We express no opinion as to the laws of any jurisdiction other than the Applicable Laws. The opinions expressed herein are solely for the Underwriters’ benefit and, without our prior written consent, neither our opinions nor this opinion letter may be disclosed publicly to or relied upon by any other person. This opinion letter is limited to, and no opinion is implied or may be inferred beyond, the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, changes in law, or other events or developments that hereafter may occur or be brought to our attention and that may alter, affect or modify the opinions expressed herein.

Very truly yours,

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ANNEX I-E

FORM OF OPINION OF

CAYMAN COUNSEL FOR THE CD&R STOCKHOLDER

CD&R Associates VIII, Ltd.

PO Box 309

Ugland House

Grand Cayman

KY1-1104

Cayman Islands

Goldman, Sachs & Co.

UBS Securities LLC

As Representatives of the several Underwriters

named in Schedule I to the Underwriting Agreement

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

[            ] 2016

Dear Sirs

CD&R Landscapes Holdings, L.P.

We have acted as counsel as to Cayman Islands law to CD&R Landscapes Holdings, L.P. (the “Partnership”), a Cayman Islands exempted limited partnership, and to CD&R Associates VIII, Ltd., a Cayman Islands exempted company, in its capacity as general partner to the Partnership (the “General Partner”), in connection with the sale by the Partnership of a portion of its shareholding in SiteOne Landscape Supply, Inc. (formerly known as CD&R Landscapes Parent, Inc.) (“SiteOne”) pursuant to the Underwriting Agreement (as defined below).

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1 Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1	The certificate of incorporation dated 25 October 2007 and the memorandum and articles of association as registered on 25 October 2007 (the “Memorandum and Articles”) of the General Partner.

1.2	The certificate of registration of the Partnership as an exempted limited partnership under section 9 of the Exempted Limited Partnership Law, 2014 (the “Law”) dated 21 October 2013.

1.3	The statement signed on behalf of the General Partner pursuant to section 9(1) of the Law relating to the Partnership.

1.4	The written resolutions of the board of directors of the General Partner dated 24 October 2013 (the “2013 Resolutions”) and 3 May 2016 (the “2016 Resolutions” and together with the 2013 Resolutions, the “Resolutions”) and the corporate and partnership records of each of the General Partner and the Partnership maintained at their respective registered offices in the Cayman Islands.

1.5	The Initial Exempted Limited Partnership Agreement of the Partnership dated 18 October 2013 between the General Partner and each of the limited partners of the Partnership (the “Limited Partners”) (the “Partnership Agreement”).

1.6	A certificate of good standing in relation to the General Partner issued by the Registrar of Companies dated [ ] 2016.

1.7	A certificate of good standing in relation to the Partnership issued by the Registrar of Exempted Limited Partnerships dated [ ] 2016 (together with the certificate of good standing in relation to the General Partner referred to as the “Certificates of Good Standing”).

1.8	A certificate of the General Partner, a copy of which is attached to this opinion letter (the “General Partner’s Certificate”).

1.9	The Certificate of Amendment of Amended and Restated Certificate of Incorporation of SiteOne dated 11 August 2015 pertaining to the change of name of SiteOne, the Certificate of Amendment of Amended and Restated Certificate of Incorporation of SiteOne dated 29 April 2016 pertaining to a stock split and the Second Amended and Restated Certificate of Certificate of Incorporation of SiteOne dated 16 May 2016.

1.10	The Amended and Restated Stockholders Agreement dated as of 12 May 2016 among SiteOne, the Partnership and each of the other Stockholders (as defined therein) (the “Amended and Restated Stockholders Agreement”).

1.11	The Registration Rights Agreement dated as of 23 December 2013 among SiteOne, the Partnership and each of the other Stockholders (as defined therein) (the “Registration Rights Agreement”).

1.12	The Underwriting Agreement dated [ ] 2016 between the Partnership, SiteOne, each of the other Selling Stockholders (as defined therein) and the underwriters named therein (the “Underwriting Agreement”).

The documents referred to in paragraphs 1.10 to 1.11 are collectively referred to as the “Agreements”.

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2 Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving the following opinions, we have relied (without further verification) upon the completeness and accuracy of the General Partner’s Certificate and the Certificates of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	The Partnership Agreement and the Underwriting Agreement have been or, as the case may be, will be authorised and duly executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws (other than, with respect to the General Partner and the Partnership, the laws of the Cayman Islands).

2.2	The Partnership Agreement has not been amended, varied, waived or supplemented.

2.3	The Underwriting Agreement is, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with its terms under the laws of the United States State of New York (the “Relevant Law”) and all other relevant laws (other than, with respect to the General Partner and the Partnership, the laws of the Cayman Islands).

2.4	The choice of the Relevant Law as the governing law of the Underwriting Agreement has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the United States State of New York (the “Relevant Jurisdiction”) and any other relevant jurisdiction (other than the Cayman Islands) as a matter of the Relevant Law and all other relevant laws (other than the laws of the Cayman Islands).

2.5	The choice of Cayman Islands law as the governing law of the Partnership Agreement has been made in good faith.

2.6	Where we have been provided with successive drafts of the Underwriting Agreement marked to show changes to a previous draft, all such changes have been accurately marked.

2.7	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate.

2.8	All signatures, initials and seals are genuine.

2.9	Each party has the capacity, power, authority and legal right under all relevant laws (other than, with respect to the General Partner and the Partnership, the laws of the Cayman Islands) to enter into, execute, unconditionally deliver and perform their respective obligations under the Partnership Agreement and the Underwriting Agreement.

2.10	There is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Partnership or the General Partner prohibiting or restricting each of them from entering into and performing their obligations under the Underwriting Agreement.

2.11	No monies paid to or for the account of any party under the Underwriting Agreement represent or will represent criminal property or terrorist property (as defined in the Proceeds of Crime Law (2016 Revision) and the Terrorism Law (2015 Revision), respectively).

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2.12	At all times the affairs of each of the General Partner and the Partnership have been conducted in accordance with the Partnership Agreement.

2.13	All necessary consents have been given, actions taken and conditions met or validly waived pursuant to the Partnership Agreement, the Agreements and the Underwriting Agreement (including, without limitation and to the extent applicable, with respect to section 3.1 of the Amended and Restated Stockholders Agreement).

2.14	There is nothing under any law (other than the laws of the Cayman Islands) or in the provisions of the Investment Agreement or Indemnification Agreements (as defined and referenced in the Amended and Restated Stockholders Agreement, which Investment Agreement and Indemnification Agreements we have not reviewed) which would or might affect the opinions set out below. Specifically, we have made no independent investigation of the Relevant Law or the laws of the jurisdictions in which the Limited Partners are registered or incorporated or established.

2.15	The Court Register constitutes a complete record of the proceedings before the Grand Court as at the time of the Litigation Search (as those terms are defined below).

3 Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The General Partner has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

3.2	The General Partner has all requisite power and authority under the Memorandum and Articles to enter into, execute and perform its obligations under the Underwriting Agreement and to enter into and execute the Underwriting Agreement on behalf of the Partnership.

3.3	The Partnership has been duly formed and registered and is validly existing and in good standing as an exempted limited partnership under the laws of the Cayman Islands.

3.4	The Partnership has all requisite capacity, power and authority under the Partnership Agreement to enter into and perform its obligations under the Underwriting Agreement.

3.5	The execution and delivery of the Underwriting Agreement by the Partnership do not, and the Partnership’s performance of its obligations under the Underwriting Agreement will not, conflict with or result in a breach of any of the terms or provisions of the Partnership Agreement or any law, public rule or regulation applicable to the General Partner or the Partnership currently in force in the Cayman Islands.

3.6	The execution, delivery and performance of the Underwriting Agreement by the Partnership have been authorised in accordance with the provisions of the Partnership Agreement and upon the execution and unconditional delivery of the Underwriting Agreement by or on behalf of the General Partner acting in its capacity as general partner of the Partnership, the Underwriting Agreement will have been duly executed and delivered by the Partnership and will constitute the legal, valid and binding obligations of the Partnership enforceable in accordance with its terms.

3.7	No authorisations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with:

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(a)	the execution, creation or delivery of the Underwriting Agreement by and on behalf of the Partnership;

(b)	subject to the payment of the appropriate stamp duty, enforcement of the Underwriting Agreement against the Partnership; or

(c)	the performance by the Partnership of its obligations under the Underwriting Agreement.

3.8	No taxes, fees or charges (other than stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of:

(a)	the execution or delivery by the Partnership of the Underwriting Agreement;

(b)	the enforcement of the Underwriting Agreement; or

(c)	payments made under, or pursuant to, the Underwriting Agreement.

The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

3.9	The courts of the Cayman Islands will observe and give effect to the choice of the Relevant Law as the governing law of the Underwriting Agreement.

3.10	Based solely on our search of the Register of Writs and Other Originating Process (the “Court Register”) maintained by the Clerk of the Court of the Grand Court of the Cayman Islands from the date of formation of the Partnership and incorporation of the General Partner to the close of business (Cayman Islands time) on [ ] 2016 (the “Litigation Search”), the Court Register disclosed no writ, originating summons, originating motion, petition (including any winding-up petition), counterclaim nor third party notice (the “Originating Process”) nor any amended Originating Process pending before the Grand Court of the Cayman Islands, in which the Partnership or the General Partner is identified as a defendant or respondent.

3.11	Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the Relevant Jurisdiction, a judgment obtained in such jurisdiction will be recognised and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty; and

(e)	was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

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3.12	It is not necessary to ensure the legality, validity, enforceability, perfection or admissibility in evidence of the Underwriting Agreement that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

4	Qualifications

The opinions expressed above are subject to the following qualifications:

4.1	The obligations assumed by the Partnership under the Underwriting Agreement will not necessarily be enforceable in all circumstances in accordance with their terms. In particular:

(a)	enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to or affecting the rights of creditors;

(b)	enforcement may be limited by general principles of equity. For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

(c)	some claims may become barred under relevant statutes of limitation or may be or become subject to defences of set off, counterclaim, estoppel and similar defences;

(d)	where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction;

(e)	the courts of the Cayman Islands have jurisdiction to give judgment in the currency of the relevant obligation and statutory rates of interest payable upon judgments will vary according to the currency of the judgment. If the Partnership becomes insolvent or the partners are made subject to an insolvency proceeding, the courts of the Cayman Islands will require all debts to be proved in a common currency, which is likely to be the “functional currency” of the Partnership determined in accordance with applicable accounting principles. Currency indemnity provisions have not been tested, so far as we are aware, in the courts of the Cayman Islands;

(f)	arrangements that constitute penalties will not be enforceable;

(g)	enforcement may be prevented by reason of fraud, coercion, duress, undue influence, misrepresentation, public policy or mistake or limited by the doctrine of frustration of contracts;

(h)	provisions imposing confidentiality obligations may be overridden by compulsion of applicable law or the requirements of legal and/or regulatory process;

(i)	the courts of the Cayman Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to the Underwriting Agreement in matters where they determine that such proceedings may be tried in a more appropriate forum;

(j)	we reserve our opinion as to the enforceability of the relevant provisions of the Underwriting Agreement to the extent that they purport to grant exclusive jurisdiction as there may be circumstances in which the courts of the Cayman Islands would accept jurisdiction notwithstanding such provisions; and

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(k)	a company cannot, by agreement or in its articles of association, restrict the exercise of a statutory power and there is doubt as to the enforceability of any provision in the Underwriting Agreement whereby the General Partner covenants to restrict the exercise of powers specifically given to it under the Companies Law (2016 Revision) of the Cayman Islands, including, without limitation, the power to increase its authorised share capital, amend its memorandum and articles of association or present a petition to a Cayman Islands court for an order to wind up the General Partner.

4.2	Applicable court fees will be payable in respect of the enforcement of the Underwriting Agreement.

4.3	Cayman Islands stamp duty may be payable if the original Underwriting Agreement is brought to or executed in the Cayman Islands.

4.4	Notwithstanding registration, an exempted limited partnership is not a separate legal person distinct from its partners. An exempted limited partnership must act through its general partner and all agreements and contracts must be entered into by or on behalf of the general partner (or any agent or delegate of the general partner) on behalf of the exempted limited partnership. References in this opinion to the “Partnership” taking any action (including executing any agreements) should be construed accordingly.

4.5	To maintain the General Partner and the Partnership in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies and the Registrar of Exempted Limited Partnerships within the time frame prescribed by law.

4.6	The obligations of the General Partner or the Partnership may be subject to restrictions pursuant to United Nations sanctions as implemented under the laws of the Cayman Islands and/or restrictive measures adopted by the European Union Council for Common Foreign and Security Policy extended to the Cayman Islands by the Order of Her Majesty in Council.

4.7	In the case of an exempted limited partnership formed under the Law the general partner(s) are liable for partnership debts (i.e. debts validly contracted by them on behalf of the partnership) to the extent the partnership assets are insufficient to meet those debts, and the liability of the limited partners is limited to the extent provided in the Law. The general partner(s) of an exempted limited partnership (or any agent or delegate of the general partner(s)) enter into all agreements and contracts on behalf of the exempted limited partnership under general legal principles of agency as modified by the terms of the partnership agreement, the Law and the Partnership Law (2013 Revision). Under the terms of the Law, any right or property of the exempted limited partnership which is conveyed to or vested in or held either:

(a)	on behalf of any one or more of the general partners; or

(b)	in the name of the exempted limited partnership,

is an asset of the exempted limited partnership held upon trust in accordance with the terms of the Law.

4.8	A certificate, determination, calculation or designation of any party to the Partnership Agreement or the Underwriting Agreement as to any matter provided therein might be held by a Cayman Islands court not to be conclusive final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error.

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4.9	The Litigation Search of the Court Register would not reveal, amongst other things, an Originating Process filed with the Grand Court which, pursuant to the Grand Court Rules or best practice of the Clerk of the Courts’ office, should have been entered in the Court Register but was not in fact entered in the Court Register (properly or at all), or any Originating Process which has been placed under seal or anonymised (whether by order of the Court or pursuant to the practice of the Clerk of the Courts’ office, in either case save for winding up petitions, which pursuant to O.24 r.6(1) of the Companies (Winding Up) Rules (as amended) may not be placed under seal).

4.10	In principle the courts of the Cayman Islands will award costs and disbursements in litigation in accordance with the relevant contractual provisions but there remains some uncertainty as to the way in which the rules of the Grand Court will be applied in practice. Whilst it is clear that costs incurred prior to judgment can be recovered in accordance with the contract, it is likely that post-judgment costs (to the extent recoverable at all) will be subject to taxation in accordance with Grand Court Rules Order 62.

4.11	The dissolution of the Partnership will be subject to the provisions of and the procedures required by sections 36 or 37 of the Law.

4.12	We reserve our opinion as to the extent to which the courts of the Cayman Islands would, in the event of any relevant illegality or invalidity, sever the relevant provisions of the Underwriting Agreement and enforce the remainder of the Underwriting Agreement or the transaction of which such provisions form a part, notwithstanding any express provisions in the Underwriting Agreement in this regard.

4.13	We express no opinion as to the meaning, validity or effect of any references to foreign (i.e. non-Cayman Islands) statutes, rules, regulations, codes, judicial authority or any other promulgations and any references to them in the Underwriting Agreement.

4.14	Legal proceedings against an exempted limited partnership may be instituted against any one or more of the general partner(s) and no limited partner shall be a party to or named in such proceedings unless the Grand Court of the Cayman Islands considers it just and equitable to join in or otherwise institute proceedings against any one or more of the limited partners who may be liable in the circumstances contemplated in section 20(1) or section 34(1) of the Law.

4.15	We have not been provided with, and therefore express no opinion on the enforceability of, any side letter entered into by the General Partner in respect of the Partnership. The statutory and fiduciary duties applicable to the General Partner when exercising its powers may affect the enforceability of any such side letter, depending upon the specific circumstances.

We express no view as to the commercial terms of the Underwriting Agreement or whether such terms represent the intentions of the parties, and make no comment with regard to warranties or representations which may be made therein.

The opinions in this opinion letter are strictly limited to the matters contained in the opinions section above and do not extend to any other matters. We have not been asked to review and we therefore have not reviewed any of the ancillary documents relating to the Underwriting Agreement and express no opinion or observation upon the terms of any such document.

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This opinion letter is addressed to and for the benefit solely of the addressees and may not be relied upon by any other person for any purpose (other than Debevoise & Plimpton LLP for the purpose of any opinion they are required to deliver in relation to or associated with the matters referred to in this opinion letter), nor may it be transmitted or disclosed (in whole or in part) to any other person without our prior written consent, except as required by law.

Yours faithfully

Maples and Calder

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ANNEX I-F-1

FORM OF OPINION OF

COUNSEL FOR DEERE

[●], 2016

Goldman, Sachs & Co. UBS Securities LLC

As Representatives of the several Underwriters named in Schedule I to the Underwriting Agreement

c/o	Goldman, Sachs & Co. 200 West Street New York, New York 10282

c/o	UBS Securities LLC 1285 Avenue of the Americas New York, New York 10019

RE: SiteOne Landscape Supply, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Deere & Company, a Delaware corporation (“Deere” or “Our Client”), in connection with the Underwriting Agreement, dated [●], 2016 (the “Underwriting Agreement”), among you, as representatives of the several Underwriters named therein (the “Underwriters”), Deere, SiteOne Landscape Supply, Inc., a Delaware corporation (the “Company”) and CD&R Landscapes Holdings, L.P. (together with Deere, the “Selling Stockholders”), relating to the sale by the Selling Stockholders to the Underwriters of 8,000,000 shares (the “Secondary Shares”) of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), and up to an additional 1,200,000 shares of Common Stock (the “Option Shares”) at the Underwriters’ option. The Secondary Shares and the Option Shares are collectively referred to herein as the “Securities.” This opinion is being furnished to you pursuant to Section 10(g) of the Underwriting Agreement. Neither the delivery of this opinion nor anything in connection with the preparation, execution or delivery of the Underwriting Agreement or the transactions contemplated thereby is intended to create or shall create an attorney-client relationship with you or any other party except Our Client.

In rendering the opinions stated herein, we have examined and relied upon an executed copy of the Underwriting Agreement.

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Goldman, Sachs & Co.

UBS Securities LLC, et al.

[    ], 2016

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of Deere and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of Deere and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of Deere, the Company and others and of public officials, including the factual representations and warranties contained in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the federal laws of the United States of America.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. Neither the execution and delivery by Deere of the Underwriting Agreement nor the consummation by Deere of the sale of the Securities to be sold by Deere as contemplated thereby violates any law, rule or regulation of the State of New York or the United States of America.

2. Neither the execution and delivery by Deere of the Underwriting Agreement nor the consummation by Deere of the sale of the Securities to be sold by Deere as contemplated thereby requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of the State of New York or the United States of America except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.

The opinions stated herein are subject to the following qualifications:

(a) except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to the Underwriting Agreement with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to the Underwriting Agreement;

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to the Underwriting Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

Annex I-F-1-2

Goldman, Sachs & Co.

UBS Securities LLC, et al.

[    ], 2016

(c) we do not express any opinion with respect to any securities, antifraud, derivatives or commodities laws, rules or regulations or Regulations T, U or X of the Board of Governors of the Federal Reserve System; and

(d) the opinions stated herein are limited to the agreement specifically identified in the opinions contained herein without regard to any agreement or other document referenced in such agreement (including agreements or other documents incorporated by reference or attached or annexed thereto).

This opinion is furnished only to you as representative of the Underwriters and is solely for the Underwriters’ benefit in connection with the closing occurring today and the offering of the Securities, in each case pursuant to the Underwriting Agreement. Without our prior written consent, this opinion may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires any Securities or that seeks to assert the rights of an Underwriter in respect of this opinion (other than an Underwriter’s successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).

Very truly yours,

Annex I-F-1-3

ANNEX I-F-2

FORM OF OPINION OF

GENERAL COUNSEL FOR DEERE

[●], 2016

GOLDMAN, SACHS & CO. UBS SECURITIES LLC

As Representatives of the several Underwriters named in Schedule I to the Underwriting Agreement

c/o	Goldman, Sachs & Co. 200 West Street New York, NY 10282

c/o	UBS Securities LLC 1285 Avenue of the Americas New York, NY 10019

Ladies and Gentlemen:

This opinion is being delivered pursuant to Section 10(g) of the Underwriting Agreement dated [●], 2016 (the “Underwriting Agreement”), between Deere & Company, a Delaware corporation (the “Company”), you, as representatives of the several underwriters named therein (the “Underwriters”), SiteOne Landscape Supply, Inc. (“SiteOne”) and CD&R Landscapes Holdings, L.P. (the “CD&R Selling Stockholder” and together with the Company, the “Selling Stockholders”). I am Senior Vice President and General Counsel of the Company and have acted as counsel to the Company in this matter. I am qualified to practice law in the State of Illinois and the State of Iowa and do not purport to be an expert on any laws other than the laws of the State of Illinois and the State of Iowa, the General Corporation Law of the State of Delaware and the Federal laws of the United States.

In connection with the delivery of this opinion, I have reviewed, or caused to be reviewed, the provisions of the Underwriting Agreement, the certificate of incorporation of the Company, the bylaws of the Company and other contracts and agreements known to me to which the Company is a party or by which any of them is bound and the originals, or copies identified to my satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents as I have deemed necessary as a basis for the opinions hereinafter expressed.

In such examination, the genuineness of all signatures, the authenticity of all documents submitted as originals and the conformity with the originals of all documents submitted as copies has been assumed.

Annex I-F-2-1

Based upon the foregoing, and having regard for such legal considerations as I deem relevant, it is my opinion that:

(i) the Company is duly incorporated, is duly qualified to transact business and is validly existing and in good standing in the State of Delaware.

(ii) The execution, delivery and performance by the Company of the Underwriting Agreement and the sale by the Company of the Shares (as defined in the Underwriting Agreement) to be sold by the Company are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under the certificate of incorporation or bylaws of the Company, any judgment, law, rule or regulation applicable to the Company, or any contractual obligation by which the Company is bound.

(iii) The Underwriting Agreement has been duly executed and delivered on behalf of the Company.

Very truly yours,

Mary K.W. Jones

Annex I-F-2-2

ANNEX II

[FORM OF LOCK-UP AGREEMENT]

SiteOne Landscape Supply, Inc.

Lock-Up Agreement

[Date], 2016

Goldman, Sachs & Co.

UBS Securities LLC

As Representatives of the several Underwriters

named in Schedule I to the Underwriting Agreement,

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Re: SiteOne Landscape Supply, Inc. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with SiteOne Landscape Supply, Inc., a Delaware corporation (the “Company”), and the Selling Stockholders named in Schedule II to such agreement, providing for a public offering (the “Public Offering”) of shares (the “Shares”) of common stock, $0.01 par value per share (the “Stock”) of the Company, pursuant to a Registration Statement on Form S-1 (File No. 333-214628) filed with the U.S. Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, subject to the other provisions of this Lock-Up Agreement, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not, without having received a prior written waiver from Goldman, Sachs & Co. and UBS Securities LLC (the “Lock-Up Waiver Requirement”), (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Stock of the Company, or any options or warrants to purchase shares of Stock, shares acquired upon the vesting of restricted stock units or settlement of deferred stock units or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock (collectively the “Undersigned’s Shares”) (other than the sale, transfer or other disposition of any shares of Stock acquired after the Public

Annex II-1

Offering Date (as defined below) that is not required to be reported in any public report or filing with the SEC and regarding which the undersigned does not otherwise voluntarily effect any public filing or report), the foregoing restriction being expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition or the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Shares.

The Lock-Up Period will commence on the date of the preliminary prospectus first used in connection with the offering of Shares and continue for 90 days after the public offering date set forth on the final prospectus (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares without having received any waiver in compliance with the Lock-Up Waiver Requirement; provided that (1) any such transfer shall not involve a disposition for value (other than those described below in (i), (ii), (v) and (vii)), (2) such transfers (other than those described below in (i)[, (iii)]1 and (vii)) are not required to be reported with the SEC on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (3) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i) as sales to the underwriters pursuant to the Underwriting Agreement; or

(ii) any transfer pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Stock involving a change of control of the Company; or

(iii) as a bona fide gift or gifts; or

(iv) by will or intestacy; or

(v) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(vi) to the undersigned’s partners, members or shareholders, subsidiaries, affiliates or to any investment fund or other entity controlled or managed by, or under common control or management with, the undersigned; or

[1]	Note: Bracketed language to be included in Doug Black’s agreement only.

Annex II-2

(vii) dispositions of shares of Stock to the Company or the retention of shares of Stock by the Company (i) to satisfy tax withholding obligations in connection with the exercise of options to purchase Stock, the vesting of restricted stock units or the settlement of deferred stock units or (ii) in payment of the exercise or purchase price with respect to the exercise of options to purchase Stock, the vesting of restricted stock units or the settlement of deferred stock units; or

(viii) transfers of shares of Stock by the undersigned in connection with bona fide gifts of such shares of Stock to charitable organizations by certain partners and employees of the undersigned, its affiliates or any investment fund or other entity controlled or managed by, or under common control or management with, the undersigned;

provided, however, that in the case of clauses (iii)-(vi) and (viii), the Representatives shall have received a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, prior to such transfer [(other than with respect to up to 15,000 shares of Stock to be given by the undersigned as a bona fide gift or gifts, for which no such lock-up agreement shall be required)]2; and provided, further, that nothing in this agreement shall prevent the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer or purchase of shares of Stock; provided that such plan (a) does not provide for the transfer of Stock during the Lock-Up Period, and (b) is not required to be reported and is not voluntarily reported in any public report or filing with the SEC during the Lock-Up Period.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company, the Selling Stockholders and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Stockholder

Authorized Signature

[2]	Note: Bracketed language to be included in Doug Black’s agreement only.

Annex II-3